Exhibit 10.49

PERSONAL AND CONFIDENTIAL

December 31. 2012

SFX Holding Corporation

430 Park Avenue

New York, NY 10022

Attn: Robert F.K. Sillerman

Executive Chairman and Chief Executive Officer

Dear Mr. Sillerman:

We are pleased to confirm the arrangements under which Tangent Capital Partners LLC (“Tangent”) is, effective as of June 1, 2012, non-exclusively engaged by SFX Holding Corporation (the “Company”) as financial advisor in connection with certain possible debt and equity financing transactions (each, a “Transaction”, and, collectively, the “Transactions”).

During the term of our engagement, we will provide the Company with financial advice and assistance in connection with these potential Transactions, which may include performing financial analyses, searching for investors and underwriters acceptable to the Company, coordinating visits of potential investors and underwriters and assisting the Company in negotiating the financial aspects of any Transaction.

The fees for our engagement will depend on the outcome of this assignment. In connection with the Transactions, the Company agrees to pay us a cash fee of $1.5 million and additional fees, in the Company’s sole discretion (together the “Transaction Fees”). The $1.5 million of non-discretionary Transaction Fees shall be paid by the Company to us as follows:

•                                          $750,000 upon the funding through, one or more Transactions taking place after November 15th, 2012 of at least $50 million in aggregate consideration. Excluding amounts raised from shareholders of record as of November 15th, 2012; and

•                                          At least $750,000 upon the funding through one or more Transactions taking place after November 15th, 2012 of at least $150 million in aggregate (inclusive of the original $50 million), excluding amounts raised from shareholders of record as of November 15th, 2012.

Upon the funding through one or more Transactions taking place after November 15th, 2012 of less than $50 million or of greater than $50 million but less than $150 million, excluding amounts raised from shareholders of record as of November 15th, 2012, the percentage of the $1.5 million non-discretionary Transaction Fee to be paid for such Transactions shall be paid on a pro-rated basis relative to the waterfall above. Any incremental discretionary fees may be paid by the Company at such times as determined by the Company in its sole discretion.

The aggregate consideration for purposes of determining when to pay each portion of the Transaction Fee shall be the total consideration paid for any of the Company’s equity or debt securities, but shall exclude (a) any purchase money consideration paid to acquire assets or interests in a target business by the Company thru the issuance of notes or equity, or (b) any consideration paid by Robert FX Sillerman, Och Ziff Capital Management. Baron Funds, Gordon Crawford or any of their affiliates, or (c) unless the Company in its sole discretion decides otherwise, Adage Capital or any of its affiliates and any consideration raised by Andrew Stramberg

The Company also agrees to reimburse Tangent monthly and upon consummation of a Transaction or upon termination of our services pursuant to this letter, for our reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of attorneys, plus any goods and services, sales, value added, consumption, use or similar taxes (including additions to such taxes, if any) arising in connection with any matter referred to in this letter agreement; provided that Tangent will seek approval, which shall not be unreasonably withheld or delayed, before incurring expenses in excess of $25,000 hereunder (but such requirement for consent shall not apply to expenses relating to the indemnity obligations set forth on Annex A attached hereto). The Company instructs Tangent to send any invoice related to expenses to Tim Clyne at the address above or at tim@sfxii.com.

In order to coordinate most effectively our efforts together to effect Transactions satisfactory to the Company during the term of our engagement, the Company and its management promptly inform us of any discussions they may have or of any inquiry they may receive concerning the potential sale of any of the Company’s debt or equity securities.

Please note that any written or oral advice provided by Tangent in connection with our engagement is exclusively for the information of the Board of Directors and senior management of the Company (in each case solely in their capacities as directors and officers of the Company) in connection with their consideration of the potential Transactions, and such advice and the terms of this letter may not be disclosed to any third party or circulated or referred to publicly or used or relied on by any other party or for any other purpose without our prior written consent, which may not be unreasonably withheld or delayed.

In connection with engagements such as this, it is our firm policy to receive indemnification. The Company agrees to the provisions with respect to our indemnity and other matters set forth in Annex A, which is incorporated by reference into this letter.

As the Company knows, Tangent is a full service securities firm engaged, either directly or through its affiliates, in various activities; including securities trading, investment banking, commercial banking and financial advisory services, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Tangent and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) for their own account and for the accounts of their customers. Such, investment and securities activities may involve securities and instruments of the Company, as well as of other entities and persons and their affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated by this letter, (ii) be customers or competitors of the Company, or (iii) have other relationships with the Company. In addition, Tangent and its affiliates may provide investment banking, commercial banking, underwriting and financial advisory services to such other entities and persons. Tangent and its affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Company or such other entities. The engagement contemplated by this letter may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph. Although Tangent in the course of such other activities and relationships may acquire information about the potential Transaction contemplated by this letter or other entities and persons which may be the subject of the engagement contemplated by this letter, Tangent shall have no obligation to disclose such information, or the fact that Tangent in possession of such information, to the Company or to use such information on the Company’s behalf.

Tangent represents and warrants to the Company that it will perform the services in good faith and in material compliance with all applicable laws and regulations. Tangent further represents and warrants that it, and the person executing this Agreement, has full power, authority and capacity to enter into and fully perform the services contemplated hereby and that be entering into this Agreement, it is not and will not be in conflict with any prior, present, or future obligation to any person or entity and that the consent of no other person or entity is necessary for Tangent to enter into and perform this Agreement in accordance with its terms. Subject to compliance with applicable securities laws and the terms and provisions of this letter agreement and after obtaining the consent of the Company, which may not be unreasonably withheld or delayed, upon consummating the sale of any Transaction, Tangent and its affiliate White Oak Securities, LLC may place customary “tombstone” advertisements or issue a press release announcement in publications and electronic channels of Tangent’s choice at its own expense.

During the term of this engagement, Tangent shall assign Timothy Crowhurst (“Crowhurst”) as Tangent’s representative responsible for providing and performing the services contemplated hereby. Tangent and the Company agree that should he cease to be a registered representative of Tangent and becomes a registered representative of another registered broker-dealer within 60 days of ceasing to be affiliated with Tangent, this letter agreement shall be automatically assigned to such other registered broker-dealer with which Crowhurst is then affiliated. In the event that Crowhurst ceases to be a registered representative of Tangent and does not become a registered representative of another registered broker-dealer within 60 days of ceasing to be affiliated with Tangent, the Company may terminate this letter agreement immediately.

Our services may be terminated by the Company or us at any time with or without cause effective upon receipt of written notice to that effect. Except in the event that this letter agreement and our engagement are terminated because Crowhurst ceases to be a registered representative of Tangent or is no longer able to provide his services, we will be entitled to the applicable Transaction Fee set forth above in the event that at any time prior to the expiration of 6 months after such termination (i) a binding and definitive agreement is entered into with respect to a Transaction which is eventually consummated or (ii) a binding and definitive agreement is entered into with respect to a Transaction and a payment is eventually made; provided that if this Agreement is terminated by the Company for cause then there shall be no such 6-month period. For purposes of this letter, the term “cause” shall mean: (i) Tangent is no longer legally authorized to provide the services for which it is responsible under this letter, (ii) Tangent or its registered representatives have participated in any act of fraud or malfeasance against the Company, or (iii) Tangent has engaged in conduct that constitutes willful gross misconduct which results in harm to the Company; provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct, no act on Tangent’s part shall be considered willful unless it is done by Tangent or its registered representatives in bad faith and without reasonable belief that the relevant action was in the best interests of the Company. Notwithstanding the foregoing, the Company shall not terminate Tangent’s engagement for cause unless Tangent is given at least thirty (30) days written notice and is unable to adequately remedy such cause.

The Company recognizes that, in providing our services pursuant to this letter, we will rely upon and assume the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by us for such purposes, and we do not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof. Tangent will have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of the Company or any other party or any of their respective affiliates or to advise or opine on any related solvency or viability issues. It is understood and agreed that Tangent will act under this letter as an independent contractor with duties solely to the Company and nothing in this letter or the nature of our services in connection with this engagement or otherwise shall be deemed to create a fiduciary duty or fiduciary or agency relationship between us and the Company or its stockholders, employees or creditors, and the Company agrees that it shall not make, and hereby waives, any claim based on an assertion of such a fiduciary duty or relationship. Except as set forth in Annex A hereto, nothing in this letter is intended to confer upon any other person (including stockholders, employees or creditors of the Company) any rights or remedies hereunder or by reason hereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26. 2001)), Tangent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow Tangent to properly identify its clients.

Tangent does not provide accounting, tax, legal or regulatory advice. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any person the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without Tangent imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

This letter agreement shall not be modified or amended, and no provision hereof shall be waived, except in a writing signed by each of Tangent and the Company. No failure or delay by Tangent or the Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder, Except as otherwise provided herein, neither party may transfer its rights and obligations under this letter agreement to another person or entity without the prior written consent of the other party to this letter agreement (such consent not to be unreasonably withheld). In case any provision of this letter agreement shall be invalid, illegal or unenforceable, the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Please confirm that the foregoing is in accordance with the Company’s understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt. We are delighted to accept this engagement and look forward to working with the Company on this assignment.

Very truly yours,	Confirmed

/s/ Robert E. Rice

TANGENT CAPITAL PARTNERS LLC	SFX HOLDINGS CORPORATION

	By:	/s/ Robert F.X. Sillerman
Name: Robert EX Sillerman
Title: Executive Chairman and Chief Executive Officer

Date:

Annex A

In the event that Tangent becomes involved in any capacity in any action, proceeding or investigation brought by or against any person (other than an action, proceeding or investigation initiated or brought by or on behalf of Tangent against the Company that is not initiated or brought in connection with an action, proceeding or investigation brought by a third party against Tangent in a matter otherwise covered by this Annex A), including stockholders of the Company, in connection with or as a result of either our engagement or any matter referred to in this letter, the Company periodically will reimburse Tangent for its reasonable outside legal and other expenses (including the reasonable cost of any reasonable investigation and preparation) incurred in connection therewith. The Company also will indemnify and hold Tangent harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either our engagement or any matter referred to in this letter, except to the extent that any such loss, claim, damage or liability results from the gross negligence, willful misconduct or band faith of Tangent in performing the services that are the subject of this letter. If for any reason the foregoing indemnification is unavailable to Tangent or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by Tangent as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its stockholders on the one hand and Tangent on the other hand in the matters contemplated by this letter as well as the relative fault of the Company and Tangent with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of Tangent and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of Tangent and any such affiliate, and shall be binding upon and inure to the benefit of any successor, assigns, heirs and personal representatives of the Company, Tangent, any such affiliate and any such person. The Company also agrees that neither Tangent nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either our engagement or any matter referred to in this letter except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence, willful misconduct or bad faith of Tangent in performing the services that are the subject of this letter. Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth in this Annex A, the Company will notify Tangent in writing thereof (in not previously so notified) and, if requested by Tangent, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth in this paragraph, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and upon terms and conditions satisfactory to Tangent. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either our engagement or any matter referred to in this letter is hereby waived by the parties hereto. The Company agrees that any suit or proceeding arising in respect to this letter or our engagement will be tried exclusively in the U.S. District Court for the Southern District

of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. The provisions of this Annex A shall survive any termination or completion of the engagement provided by this letter, and this letter and any matters related to this engagement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.